RESTRICTED STOCK AGREEMENT
                       UNDER THE COMSTOCK RESOURCES, INC.
                          1999 LONG-TERM INCENTIVE PLAN

     AGREEMENT made as of _______________, by and between Comstock Resources, Inc. ("Company") and ________________ ("Award Recipient"):

     WHEREAS, the Company maintains the Comstock Resources, Inc. 1999 Long-term Incentive Plan ("Plan") under which the Company's Compensation Committee of the Board of Directors ("Committee") may, among other things, award shares of the Company's Common Stock ("Common Stock") to such members of the Company's management team as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate;

     WHEREAS, pursuant to the Plan, the Committee has awarded to the Award Recipient a restricted stock award conditioned upon the execution by the Company and the Award Recipient of a Restricted Stock Agreement setting forth all the terms and conditions applicable to such award in accordance with the Plan;

     THEREFORE, in consideration of the mutual promise(s) and covenant(s) contained herein, it is hereby agreed as follows:

     1. AWARD OF SHARES. Under the terms of the Plan, the Committee has awarded to the Award Recipient a restricted stock award on _____________, ("Award Date"), covering _____________ shares of Common Stock subject to the terms, conditions, and restrictions set forth in this Agreement.

     2. STOCK CERTIFICATES. The stock certificate(s) evidencing the restricted stock award shall be registered on the Company's books in the name of the Award Recipient as of the Award Date. The Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificate(s) and referring to the terms and conditions (including forfeiture) approved by the Committee and applicable to the shares represented by the certificate(s).

     During the restriction period, except as otherwise provided in Paragraph 3 of this Agreement, the Award Recipient shall be entitled to all rights of a stockholder of the Company, including the right to vote the shares and receive dividends and/or other distributions declared on such shares.

     3. AWARD RESTRICTIONS. The shares covered by the restricted stock award shall vest in accordance with the schedule set forth below:

          Date                      Percent Vested


         Upon the vesting of any part of the restricted stock award by virtue of the lapse of the restriction period set forth above or under Paragraph 4 of this Agreement, the Award Recipient or beneficiary(ies) are free to hold or dispose of such certificate at will, subject to the restrictions imposed by applicable securities laws and to the following provisions of this Paragraph 3.

         During the restriction period, the shares covered by the restricted stock award not already vested are not transferable by the Award Recipient by means of sale, assignment, exchange, pledge, or otherwise. However, during the restriction period, the Award Recipient does have the right to tender for sale or exchange with the Company's written consent any such shares in the event of any tender offer within the meaning of Section 14(d) of the Securities Exchange

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Act of 1934.  Notwithstanding  any provision of this  Agreement to the contrary, shares of Common Stock covered by this restricted stock award shall not be transferable by the Award Recipient or beneficiary(ies) until the date that is six months following the Award Date.

     4. TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL. If the Award Recipient terminates employment with the Company due to death or Disability during the restriction period, the restricted stock award, to the extent not already vested, shall vest in full as of the date of such termination. Termination of the Award Recipient's employment with the Company for any other reason shall result in forfeiture of the restricted stock award on the date of termination to the extent not already vested. The Award Recipient may designate a beneficiary(ies) to receive the stock certificate representing that portion of the restricted stock award automatically vested upon death. The Award Recipient has the right to change such beneficiary designation at will.

     In the event of a Change in Control of the Company during the restriction period, the restricted stock award, to the extent not already vested, shall vest in full as of the date of such Change in Control.

     5. WITHHOLDING TAXES. The Company shall have the right to retain and withhold from any payment under the restricted stock awarded the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Award Recipient receiving shares of Common Stock under a restricted stock award to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Award Recipient an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes or retain and withhold a number of shares having a market value not less than the amount of such taxes and cancel (in whole or in part) any such shares so withheld in order to reimburse the Company for any such taxes.

     6. ADMINISTRATION. The Committee shall have full authority and discretion, (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of the Plan and this Agreement. All such Committee determinations shall be final, conclusive, and binding upon the Company, the Award Recipient, and any and all interested parties.

     7. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or this Agreement shall confer on an Award Recipient any right to continue in the employ of the Company or in any way affect the Company's right to terminate the Award Recipient's employment without prior notice at any time for any reason.

     8. AMENDMENT(S). This Agreement shall be subject to the terms of the Plan as amended except that the restricted stock award that is the subject of this Agreement may not in any way be restricted or limited by any Plan amendment or termination approved after the date of the award without the Award Recipient's written consent.

     9. FORCE AND EFFECT. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

     10. GOVERNING LAWS. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.


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     11.  SUCCESSORS.  This  Agreement  shall be  binding  upon and inure to the benefit of the heirs and permitted successors and assigns of the respective parties.

     12. NOTICES. Unless waived by the Company, any notice to the Company required under or relating to this Agreement shall be in writing and addressed to:

                  Comstock Resources, Inc.
                  Comstock Tower
                  5300 Town and Country Blvd.
                  Suite 500
                  Frisco, Texas  75034
                  Attention: President or Secretary;

or to such other address as the Company maintains as its principal executive offices.

     13. ENTIRE AGREEMENT. This Agreement and the Plan contain the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties. In the event of any conflict between the terms and provisions of this Agreement and those of the Plan, the terms and provisions of the Plan including, without limitation, those with respect to powers of the Committee, shall prevail and be controlling. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.

                                  COMSTOCK RESOURCES, INC.

                                  By:________________________
                                           Title

                                  ---------------------------
                                           Award Recipient



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